As filed with the Securities and Exchange Commission on September 19, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JMP Group LLC

(Exact name of Registrant as specified in its charter)

Delaware	6211	47-1632931
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

600 Montgomery Street

Suite 1100

San Francisco, California 94111

(415) 835-8900

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Walter Conroy

Chief Legal Officer

600 Montgomery Street, Suite 1100

San Francisco, California 94111

(415) 835-8900

(Name, address including zip code, and telephone number including area code, of agent for service)

COPIES TO:

Andrew D. Thorpe, Esq.	David J. Goldschmidt, Esq.
Orrick, Herrington & Sutcliffe LLP	Skadden, Arps, Slate, Meagher & Flom LLP
405 Howard Street	4 Times Square
San Francisco, California 94105	New York, New York 10036
(415) 773-5700	(212) 735-3000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-233389

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)(3)
6.875% Senior Notes due 2029	$1,000,000	$122

(1)

The Registrant previously registered 6.875% Senior Notes due 2029 for a proposed maximum offering price of $35,000,000 on a Registration Statement on Form S-1, as amended (File No. 333-233389), for which a filing fee of $4,242 was paid. In accordance with Rule 462(b) under the Securities Act, this Registration Statement covers the registration of an additional $1,000,000 aggregate principal amount of the Registrant’s 6.875% Senior Notes due 2029.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)

Pursuant to Rule 457(p) under the Securities Act, unused registration fees of $7,993 have already been paid with respect to unsold securities of the Registrant, including senior notes, that were previously registered pursuant to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-217396) filed on April 20, 2017, and have been carried forward. Of these unused registration fees, $122 is offset against the registration fee due for this offering, leaving $7,871 available for future registration fees.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation of Certain Information by Reference

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of an additional $1,000,000 aggregate principal amount of 6.875% Senior Notes due 2029 (the “notes”) of JMP Group LLC (the “Registrant”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all exhibits thereto, the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-233389) (the “Initial Registration Statement”), which the Commission declared effective on September 19, 2019. This Registration Statement is being filed solely to increase the aggregate principal amount of notes offered pursuant to the Initial Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
24.1

Power of Attorney (included on the signature page of the Registration Statement on Form S-1, as amended (File No. 333-233389), filed with the Commission on August 21, 2019, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 19, 2019.

JMP GROUP LLC

By:	/s/ Raymond S. Jackson
Raymond S. Jackson
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated with respect to JMP Group LLC and on the dates indicated:

Signature	Title	Date
*	Director, Chairman and Chief Executive Officer	September 19, 2019
Joseph A. Jolson	(Principal Executive Officer)

/s/ Raymond S. Jackson	Chief Financial Officer	September 19, 2019
Raymond S. Jackson	(Principal Financial and Accounting Officer)

*	Director	September 19, 2019
Craig R. Johnson

*	Director	September 19, 2019
David M. DiPietro

*	Director	September 19, 2019
Kenneth M. Karmin

*	Director	September 19, 2019
Mark L. Lehmann

*	Director	September 19, 2019
H. Mark Lunenburg

*	Director	September 19, 2019
Jonathan M. Orszag

*	Director	September 19, 2019
Carter D. Mack

*	Director	September 19, 2019
Glenn H. Tongue

* By: /s/ Raymond S. Jackson

Raymond S. Jackson

Attorney-in-fact